To the Holders of
TIERS ASSET-BACKED SECURITIES, SERIES CHAMT TRUST 1997-7
FIXED RATE NOTES, CLASS A  CUSIP: 871928AR8

 U.S. Bank Trust National Association, as Indenture Trustee, hereby notifies you as follows:

     1. The Calculation Agent provided us with an incorrect amount of Class A Notes to redeem on August 16, 1999. As a result, $3,977,000 excess principal amount of the Class A notes was redeemed on August 16, 1999. To correct this error, we are reducing the amount to be redeemed on September 15, 1999 by a like amount.

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                                 ACTUAL         CORRECT

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AUGUST 15, 1999 PAYMENT
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Beginning Principal Balance      $76,482,000    $76,482,000
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Percent redeemed                 22.5%          17.3%
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Aggregate Principal Amount       $17,208,000,   $13,231,000
Redeemed                         which is
                                 $3,977,000 too much
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----------------------------------------------------------------
Principal Amount Redeemed in     $48.750637     $37.483710
dollars per $1,000 original face
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Pool Factor after redemption     .1679245       .1791915
----------------------------------------------------------------
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Ending Principal Balance         $59,274,000    $63,251,000
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SEPTEMBER 15, 1999 PAYMENT
----------------------------------------------------------------
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Beginning Principal Balance      $59,274,000    $63,251,000
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Percent redeemed                 N/A            11.875%
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Aggregate Principal Amount       $3,534,000,    $7,511,000
Redeemed                         which is
                                 $7,511,000
                                 less
                                 $3,977,000
----------------------------------------------------------------
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Principal Amount Redeemed in     $10.011899     $21.278985
dollars per $1,000 original face
----------------------------------------------------------------
----------------------------------------------------------------
Pool Factor after redemption     .1579126       .1579126
----------------------------------------------------------------
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Ending Principal Balance         $55,740,000    $55,740,000
----------------------------------------------------------------
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AGGREGATE AMOUNT REDEEMED BOTH   $20,742,000    $20,742,000
DATES

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


          2. In addition, since the Class A Notes bear interest at 6.688%, which is above current market rates, we will be paying interest to the record holders for the August 15, 1999 payment on the $3,977,000 excess redemption for the month from August 15, 1999 to September 15, 1999. The payment will be made on October 4, 1999 and will be at a rate of 1.4193%, which is the difference between the Class A fixed interest rate and one month LIBOR on August 16, 1999 (5.26875%). The total payment to holders will be $4,702.80 or $0.013323 per thousand dollars original face amount.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Indenture Trustee


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